Exhibit 24.01

Power of Attorney

WHEREAS, OGE ENERGY CORP., an Oklahoma corporation (herein referred to as the "Company"), is to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, one or more Post-Effective Amendments to the Registration Statement relating to the issuance and sale of additional shares of common stock of the Company pursuant to the Automatic Dividend Reinvestment and Stock Purchase Plan, one or more Post-Effective Amendments to the Registration Statement relating to the issuance and sale of additional shares of common stock of the Company pursuant to the OGE Energy 2008 Stock Incentive Plan and one or more Post-Effective Amendments to the Registration Statement relating to the issuance and sale of additional shares of common stock of the Company pursuant to the OGE Energy 2003 Stock Incentive Plan (each a "Post-Effective Amendment" and, collectively, the "Post-Effective Amendments"), in each case resulting from the 2-for-1 stock split of the common stock.

WHEREAS, each of the undersigned holds the office or offices in the Company herein-below set opposite his or her name, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints PETER B. DELANEY, SEAN TRAUSCHKE and SCOTT FORBES and each of them individually, his or her attorney with full power to act for him or her and in his or her name, place and stead, to sign his or her name in the capacity or capacities set forth below to the Post-Effective Amendments and to any and all amendments (including post-effective amendments) to such Post-Effective Amendments, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 16th day of May, 2013.

Peter B. Delaney, Chairman, Principal Executive Officer and Director	/s/	Peter B. Delaney
James H. Brandi, Director	/s/	James H. Brandi
Wayne H. Brunetti, Director	/s/	Wayne H. Brunetti
Luke R. Corbett, Director	/s/	Luke R. Corbett
John D. Groendyke, Director	/s/	John D. Groendyke
Kirk Humphreys, Director	/s/	Kirk Humphreys
Robert Kelley, Director	/s/	Robert Kelley
Robert O. Lorenz, Director	/s/	Robert O. Lorenz
Judy R. McReynolds, Director	/s/	Judy R. McReynolds
Leroy C. Richie, Director	/s/	Leroy C. Richie
Sean Trauschke, Principal Financial Officer	/s/	Sean Trauschke
Scott Forbes, Principal Accounting Officer	/s/	Scott Forbes

STATE OF OKLAHOMA	)
	)	SS
COUNTY OF OKLAHOMA	)

On the date indicated above, before me, Kelly Hamilton-Coyer, Notary Public in and for said County and State, the above named directors and officers of OGE ENERGY CORP., an Oklahoma corporation, known to me to be the persons whose names are subscribed to the foregoing instrument, severally acknowledged to me that they executed the same as their own free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the 16th day of May, 2013.

/s/ Kelly Hamilton-Coyer
By: Kelly Hamilton-Coyer
Notary Public

My commission expires:
July 6, 2013